Registration No. 333-
                              ------------

As filed with the Securities and Exchange
     Commission on October 13, 1998
==========================================
    SECURITIES AND EXCHANGE COMMISSION
           Washington, DC 20549

                 FORM S-8

          REGISTRATION STATEMENT
                  UNDER
        THE SECURITIES ACT OF 1933
 ----------------------------------------

      HARNISCHFEGER INDUSTRIES, INC.
      (Exact Name of Registrant as
        Specified in Its Charter)

DELAWARE                 39-1566457
(State or Other          (I.R.S. Employer
Jurisdiction of          Identification
Incorporation or         No.)
Organization)

             3600 S. Lake Dr.,
       St. Francis, Wisconsin 53235
     (Address of Principal Executive
            Offices)(Zip Code)
 ------------------------------------------
 HARNISCHFEGER INDUSTRIES, INC. LONG-TERM
   COMPENSATION PLAN FOR KEY EXECUTIVES
HARNISCHFEGER INDUSTRIES, INC.  LONG-TERM
     COMPENSATION PLAN FOR DIRECTORS
 HARNISCHFEGER INDUSTRIES, INC. LONG-TERM
      COMPENSATION PLAN FOR CERTAIN
          SUBSIDIARY EXECUTIVES
        (Full Title of the Plans)
-----------------------------------------
          ERIC B. FONSTAD, ESQ.
      Associate General Counsel and
          Assistant Secretary
      Harnischfeger Industries, Inc.
             3600 S. Lake Dr.
      St. Francis, Wisconsin  53235
 (Name and Address of Agent For Service)
              (414) 486-6400
(Telephone Number, Including Area Code, of
            Agent For Service)

           CALCULATION OF REGISTRATION FEE

====================================================================
                                Proposed     Proposed
Title of                        Maximum      Maximum
Securities          Amount      Offering     Aggregate   Amount of
 to be               to be      Price        Offering  Registration
Registered(1)   Registered (2) Per Share(3)  Price (3)      Fee
--------------------------------------------------------------------
Common Stock,
$1 par value   1,750,000 shares    $6.84   $11,970,000   $3,532.00

====================================================================

(1) Including one preferred share purchase right appertaining to each share of Common Stock pursuant to a Rights Agreement dated as of February 8, 1989 between the Registrant and BankBoston, N.A.
     (f.k.a. The First National Bank of Boston), as Rights Agent.

(2) Includes 1,300,000 shares being registered for issuance pursuant to the Harnischfeger Industries, Inc. Long-Term Compensation Plan for
     Key Executives, 100,000 shares being registered for issuance pursuant to the Harnischfeger Industries, Inc. Long-Term
     Compensation Plan for Directors and 350,000 shares being registered for issuance pursuant to the Harnischfeger Industries, Inc.
     Long-Term Compensation Plan for Certain Subsidiary Executives.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on October
     12, 1998, as reported in The Wall Street Journal.


               PART I

INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

Information specified in Part I of Form
S-8 (Items 1 and 2) will be sent or given to participants in the Harnischfeger
Industries, Inc. Long-term Compensation
Plan for Key Executives, Harnischfeger
Industries, Inc. Long-term Compensation
Plan for Directors and Harnischfeger
Industries, Inc. Long-term Compensation
Plan for Certain Subsidiary Executives as specified by Rule 428(b)(1) under the Securities Act of 1933.

                 PART II

 INFORMATION REQUIRED IN THE REGISTRATION
                STATEMENT

Item 3.  Incorporation of Documents by
Reference.

     The following documents filed by
Harnischfeger Industries, Inc. (the
"Registrant") (Commission File No. 1-9299) with the Securities and Exchange
Commission (the "Commission") pursuant to
Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference by the
Registrant:

     (a)  The Registrant's Annual Report
          on Form 10-K for the fiscal year
          ended October 31, 1997 (as
          amended by Amendment No. 1
          thereto on Form 10-K/A filed
          June 15, 1998);

     (b)  The Registrant's Quarterly
          Reports on Form 10-Q for the
          quarters ended January 31, 1998
          (as amended by Amendment No. 1
          thereto on Form 10-Q/A filed
          June 15, 1998),  April 30, 1998
          and July 31, 1998;

     (c)  The Registrant's Current Report
          on Form 8-K dated September 21,
          1998 which updates and
          supersedes, in Item 5 thereof,
          the description of the
          Registrant's Common Stock in the
          Registrant's Registration
          Statement on Form 8-B filed on
          October 20, 1986, as previously
          updated by the Registrant's Form
          8-K dated March 25, 1992,
          including any amendment or
          report filed for the purpose of
          further updating such
          description; and

     (d)  The Registrant's Current Reports
          on Form 8-K dated April 13, 1998
          (as amended by Amendment No. 1
          thereto on Form 8-K/A filed June
          30, 1998), April 27, 1998, April
          28, 1998 (as amended by
          Amendment No. 1 thereto on Form
          8-K/A filed June 30, 1998), September
          12, 1998, September 15, 1998 and
          September 28, 1998;

     All documents subsequently filed by
the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document
incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not applicable.  See Item 3(c) above.

Item 5.  Interests of Named Experts and
Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and
Officers.

     Section 145 of the General
Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
Section 14 of Article III of the
Registrant's Bylaws provides for
indemnification of any director, officer, employee or agent of the Registrant, or any person serving in the same capacity in any other enterprise at the request of the Registrant, under certain circumstances.
Article 6 of the Registrant's Restated
Certificate of Incorporation eliminates
the liability of directors of the
Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its stockholders, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     The Registrant is insured against
certain liabilities which it may incur by reason of Section 14, Article III, of its Bylaws. In addition, officers and directors are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the Bylaws.

Item 7.  Exemption from Registration
Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index following
Signatures page in this Registration
Statement, which Exhibit Index is
incorporated herein by reference.

Item 9.  Undertakings.

     (a)  The undersigned Registrant
hereby undertakes:

          (1)  To file, during any period
in which offers or sales are being made, a post-effective amendment to this
Registration Statement:

          (i)  To include any prospectus
               required by Section
               10(a)(3) of the Securities
               Act of 1933;

          (ii) To reflect in the
               prospectus any facts or
               events arising after the
               effective date of the
               Registration Statement (or
               the most recent post-effective
               amendment thereof) which,
               individually or in the
               aggregate, represent a
               fundamental change in the
               information set forth in
               the Registration Statement.
               Notwithstanding the
               foregoing, any increase or
               decrease in volume of
               securities offered (if the
               total dollar value of
               securities offered would
               not exceed that which was
               registered) and any
               deviation from the low or
               high end of the estimated
               maximum offering range may
               be reflected in the form of
               prospectus filed with the
               Commission pursuant to Rule
               242(b), if, in the
               aggregate, the changes in
               volume and price
               represent no more than a
               20% change in the maximum
               aggregate offering price
               set forth in the
               "Calculation of
               Registration Fee" table in
               the effective Registration
               Statement;

          (iii)To include any material
               information with respect to
               the plan of distribution
               not previously disclosed in
               the Registration Statement
               or any material change to
               such information in the
               Registration Statement;

          Provided, however, that
paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange
Act of 1934 that are incorporated by
reference in the Registration Statement.


          (2)  That, for the purpose of
determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration
by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)   The undersigned Registrant
hereby undertakes that, for purposes of
determining any liability under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 that is
incorporated by reference in the
Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)   Reference is made to the
indemnification provisions referred to in
Item 6 of the Registration Statement.

     Insofar as indemnification for
     liabilities arising under the
     Securities Act of 1933 may be
     permitted to directors, officers and
     controlling persons of the Registrant
     pursuant to the foregoing provisions,
     or otherwise, the Registrant has been
     advised that in the opinion of the
     Securities and Exchange Commission
     such indemnification is against
     public policy as expressed in the Act
     and is, therefore, unenforceable.  In
     the event that a claim for
     indemnification against such
     liabilities (other than the payment
     by the Registrant of expenses
     incurred or paid by a director,
     officer or controlling person of the
     Registrant in the successful defense
     of any action, suit or proceeding) is
     asserted by such director, officer or
     controlling person in connection with
     the securities being registered, the
     Registrant will, unless in the
     opinion of its counsel the matter has
     been settled by controlling
     precedent, submit to a court of
     appropriate jurisdiction the question
     whether such indemnification by it is
     against public policy as expressed in
     the Act and will be governed by the
     final adjudication of such issue.

                SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the registrant
certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by
the undersigned, thereunto duly
authorized, in the City of St. Francis,
State of Wisconsin, on October 7, 1998.

          HARNISCHFEGER INDUSTRIES, INC.
          (Registrant)

          By:   /s/ Jeffery T. Grade
             ---------------------------
               Jeffery T. Grade
               Chairman and Chief
               Executive Officer

    ------------------------------------


             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that
each person whose signature appears below constitutes and appoints Jeffery T. Grade and Francis M. Corby, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration
Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          -----------------------

          Pursuant to the requirements of
the Securities Act of 1933, this
Registration Statement and power of
attorney have been signed by the following persons in the capacities and on the date indicated*:

     Signature                     Capacity
     ---------                     --------


                              Chairman and Chief Executive
/s/ Jeffery T. Grade          Officer and Director
------------------------
Jeffery T. Grade


                              Executive Vice President for Finance
/s/ Francis M. Corby, Jr.     and Administration (Chief Financial
-------------------------     Officer) and Director
Francis M. Corby, Jr.


                              Vice President and Controller (Chief
/s/ James C. Benjamin         Accounting Officer)
-------------------------
James C. Benjamin



/s/ Donna M. Alvarado         Director
-------------------------
Donna M. Alvarado


/s/ Larry D. Brady            Director
-------------------------
Larry D. Brady


/s/ John D. Correnti          Director
-------------------------
John D. Correnti


/s/ Harry L. Davis            Director
-------------------------
Harry L. Davis


/s/ Robert M. Gerrity         Director
-------------------------
Robert M. Gerrity


/s/ John N. Hanson            Director
-------------------------
John N. Hanson


/s/ Robert B. Hoffman         Director
-------------------------
Robert B. Hoffman


/s/ Ralph C. Joynes           Director
-------------------------
Ralph C. Joynes


/s/ Jean-Pierre Labruyere     Director
-------------------------
Jean-Pierre Labruyere


/s/ L. Donald LaTorre         Director
-------------------------
L. Donald LaTorre


/s/ Leonard Redon             Director
-------------------------
Leonard Redon

     *Each of these signatures is affixed as of October 7, 1998.


HARNISCHFEGER INDUSTRIES, INC.
(the "Registrant")
(Commission File No. 1-9299)


              EXHIBIT INDEX
                    TO
     FORM S-8 REGISTRATION STATEMENT

Exhibit                            Incorporated Herein by       Filed
Number    Description              Reference To                 Herewith

4.1       Restated Certificate of  Exhibit 3(a) to Report of
          Incorporation of         Harnischfeger Industries,
          Harnischfeger            Inc. on Form 10-Q for the
          Industries, Inc.,        quarter ended April 30, 1997
          including the
          Certificate of
          Designations of
          Preferred Stock
          Series D

4.2(a)    Rights Agreement dated   Exhibit 1 to the Registrant's
          as of February 8, 1989   Registration Statement on
          between Harnischfeger    Form 8-A filed on February 9,
          Industries, Inc and      1989
          The First National Bank
          of Boston, as Rights
          Agent,which includes:
          as Exhibit A, the
          Certificate of Desig-
          nations of Preferred
          Stock, Series D,
          setting forth the
          terms of the Preferred
          Stock, Series D; as
          Exhibit B, the Form
          of Rights Certificate;
          and as Exhibit C, the
          Summary of Rights to
          Purchase Preferred Stock,
          Series D

4.2(b)    Amendment No. 1 to       Exhibit 4(j) to Report of
          Harnischfeger            Industries, Inc. on Form
          Rights Agreement dated   10-K for the year ended
          as of October 9, 1995    October 31, 1997

4.2(c)    Amendment No. 2 to       Exhibit 4 to Form 8-K
          Rights Agreement dated   dated September 15, 1998
          as of September 15, 1998 filed September 23, 1998

4.3       Bylaws of Harnischfeger  Exhibit 3 to Report of
          Industries, Inc., as     Harnischfeger Industries,
          amended on August 24,    Inc. on Form 10-Q for
          1998                     the quarter ended July 31, 1998

5         Opinion of Counsel                                              X

23.1      Consent of Price-
          waterhouseCoopers LLP                                           X

23.2      Consent of Counsel       Contained in Opinion filed as
                                   Exhibit 5

24        Powers of Attorney       Signature Page to this Registra-
                                   ation Statement


EXHIBIT 5                       (Form S-8)
                        October 7, 1998

Harnischfeger Industries, Inc.
3600 S. Lake Dr.
St. Francis, WI   53235

Gentlemen:

  I am providing this opinion in
connection with the Registration Statement of Harnischfeger Industries, Inc. (the
"Company") on Form S-8 (the "Registration
Statement") filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale of up to 1,750,000 shares of Common Stock, $1 par value per share, of the Company (the
"Shares") pursuant to the Harnischfeger
Industries, Inc. Long-term Compensation
Plan for Key Executives. Harnischfeger
Industries, Inc. Long-term Compensation
Plan for Directors and Harnischfeger
Industries, Inc. Long-term Compensation
Plan for Certain Subsidiary Executives
(collectively the "Plans") maintained by the Company. I have examined (i) the Registration Statement; (ii) the Company's
Restated Certificate of Incorporation and
Bylaws, each as amended to date; (iii) the Plans; (iv) corporate proceedings relating to the adoption of the Plans and the issuance of the Shares; and (v) such other documents and records as I have deemed necessary in order to render this opinion. In rendering this opinion, I have relied as to certain factual matters on certificates of officers of the Company and of state officials.

  Based upon the foregoing, it is my
opinion that:

  1.   The Company is a corporation
       duly incorporated and validly
       existing under the laws of the
       State of Delaware.

  2.   The Shares to be sold from time
       to time pursuant to the Plans
       which are original issuance
       shares, when issued and paid for
       as contemplated by the
       Registration Statement and the
       Plans, will be validly issued,
       fully paid and non-assessable by
       the Company subject to the
       personal liability which may be
       imposed on shareholders by
       Section 180.0622(2)(b) of the
       Wisconsin Business Corporation
       Law, as judicially interpreted,
       for debts owing to employees for
       services performed, but not
       exceeding six months service in
       any one case.  Although Section
       180.0622(2)(b) provides that
       such personal liability of
       shareholders shall be "to an
       amount equal to the par value of
       shares owned by them
       respectively, and to the
       consideration for which their
       shares without par value was
       issued," the Wisconsin Supreme
       Court, by a split decision
       without a written opinion, has
       affirmed a judgment holding
       shareholders of a corporation
       liable under the substantially
       identical predecessor statute in
       effect prior to January 1, 1991
       (Section 180.40(6)) for unpaid
       employee wages to an amount
       equal to the consideration for
       which their par value shares
       were issued rather than the
       shares' lower stated par value.
       Local 257 of Hotel and
       Restaurant Employees and
       Bartenders International Union
       v. Wilson Street East Dinner
       Playhouse, Inc., 126 Wis. 2d
       284, 375 N.W.2d 664 (1985)
       (affirming the 1983 decision of
       the Circuit Court for Dane
       County, Wisconsin, in Case No.
       82-CV-0023).  The Wisconsin
       Supreme Court has held that
       Section 180.40(6) applies to
       shareholders of foreign
       corporations licensed to do
       business in the State of
       Wisconsin, which the Company is,
       as well as to shareholders of
       domestic corporations.  Joncas
       v. Krueger, 61 Wis. 2d 529, 213
       N.W. 2d 1 (1973).

  I consent to the filing of this
opinion as an Exhibit to the Registration
Statement. In giving my consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Act, or that I come within the category of persons whose consent is required by Section 7 of the Act.

            Very truly yours,

            /s/ Eric B. Fonstad
            Eric B. Fonstad, Esq.
            Associate General Counsel
            and Assistant Secretary

                                   Exhibit 23.1



    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November
18, 1997 except as to Note 17 which is as of June 1, 1998, appearing in Harnischfeger
Industries, Inc's Annual Report on Form
10K/A for the year ended October 31, 1997.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

October 7, 1998